SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 9, 2010

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-160446	22-3372889
(Commission File Number)	(IRS Employer Identification No.)

One Verizon Way Basking Ridge, NJ	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2010, Cellco Partnership (“Verizon Wireless”) issued a press release announcing that Andrew Davies had been named Vice President and Chief Financial Officer of Verizon Wireless. The appointment is to become effective on November 15, 2010. He will replace John Townsend, who was named Regional Chief Financial Officer – Europe for Vodafone Group Plc (“Vodafone”), effective November 15, 2010, as disclosed by Verizon Wireless in its September 9, 2010 press release.

Mr. Davies, 44, joined Vodafone in September 2003 and is currently Chief Financial Officer of Vodafone Essar, a position he has held since 2007. From 2006 to 2007, he served as Chief Financial Officer of Vodafone Turkey. Prior to that, he held a number of senior positions within Vodafone, including Finance Director for Vodafone Japan and Head of Finance for the Consumer Business Unit within Vodafone UK. Prior to joining Vodafone, he spent several years in various finance roles for General Electric, Honeywell and Singlepoint. He is a qualified Chartered Accountant and graduated with an honors degree in mathematics from Imperial College of Science, Technology & Medicine.

Compensation arrangements associated with Mr. Davies’ appointment have not yet been determined.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press release, dated September 9, 2010, issued by Verizon Wireless

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cellco Partnership
(Registrant)

Date: September 14, 2010	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated September 9, 2010, issued by Verizon Wireless